Exhibit 5.2

                                                                         May 20, 2003

United States Securities and Exchange Commission
450 - 5th Street North West
Washington, D.C.
USA 20549

Dear Sirs:

Re:	Falconbridge Limited
Registration Statements on Form F-9

        Reference is made to the Registration Statement on Form F-9 (File No. 333-13920) and the Registration Statement on Form F-9 filed on the date hereof (collectively, the "Registration Statement") of Falconbridge Limited (the "Company") filed with the United States Securities and Exchange Commission for registration under the Securities Act of 1933, as amended of an aggregate amount of U.S. $750,000,000 of debt securities.

        We hereby consent to the use of our name on the cover page and under the heading "Legal Matters" in the combined prospectus constituting a part of the Registration Statement.

        In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Yours truly,
/s/ MCCARTHY TÉTRAULT LLP